CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215164) pertaining to the trivago N.V. 2016 Omnibus Incentive Plan of our report dated March 9, 2017, with respect to the consolidated financial statements of trivago N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Marcus Senghaas /s/ Nicole Dietl
Wirtschaftsprüfer Wirtschaftsprüferin
(German Public Auditor) (German Public Auditor)

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Cologne, Germany
March 9, 2017